Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-86951


PROSPECTUS  SUPPLEMENT DATED August 21, 2000
(To Prospectus filed on October 27, 1999)



                                PMC-SIERRA, INC.

                                   PROSPECTUS

                        7,182,246 Shares of Common Stock*
                             -----------------------



         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.



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         *Reflects 100% stock dividend payable February 11, 2000

         The table captioned "Selling Stockholders" commencing on page 11 of the Prospectus is hereby amended to reflect the following additions and changes.



                                                    Shares to be Offered for the
             Selling Stockholders                          Selling Stockholder**
---------------------------------------------      -----------------------------

Larry D. Blair and Sandra L. Blair,                                         188
Trustees of the Blair Revocable Trust dated 12/30/92

Barsema Community Property Trust                                            358

My T. Le, a married woman, as her sole and separate property             25,000

Nicholas W. McKeown, a married man, as his sole and separate property    25,000

Nicholas W. McKeown, Trustee of the Nicholas W. McKeown 20000            25,000
Charitable Trust UTA dated August 17, 2000

My T. Le, Trustee of the My T. Le 2000 Charitable Trust                  25,000
UTA dated August 17, 2000


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**Reflects 100% stock dividend payable 02/11/2000